POWER OF ATTORNEY
Know all by these presents that the undersigned hereby constitutes and appoints each of Matthew Barron, Erin Raccah, St. John Daugherty, and Tina Bailey as the undersigned's true and lawful
attorneys-in-fact to:
(1)	execute and deliver for and on behalf of the undersigned,
in the undersigned's capacity as a reporting person pursuant to
Section 16 of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), and the rules thereunder, of Sylvamo Corporation
(the "Company"), (i) Forms 3, 4 and 5 in accordance with Section 16(a)
of the Exchange Act (a "Section 16 Form") (or any other forms, amendments or documents
described in or relating to the rules promulgated under Section 16 of the Exchange Act) and (ii) a Form ID and any other forms required to be filed or submitted in accordance with Regulation S-T
promulgated by the United States Securities and Exchnage Commission
(or any successor provision) in order to file a Section 16 Form electronically;(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and s
tock exchange or similar authority, electronically or otherwise; and
(3)	take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section
16 of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23 day of February, 2023.

Signature:	Karl L. Meyers
Name:	Karl L. Meyers




ACKNOWLEDGEMENT


STATE OF New Jersey	)
	)	ss:
COUNTY OF Mercer	)


On this 23 day of February, 2023, before me personally came Karl L. Meyers, to me known to be the individual described in and who executed the foregoing instrument, and acknowledged that he or she executed the same.


Doris J. Harshfield
Notary Public